UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2013

DATARAM CORPORATION

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(Exact name of registrant as specified in charter)

New Jersey	1-8266	22-18314-09
State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Route 571, P. O. Box 7258, Princeton, NJ	08543-7528
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 799-0071

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 26, 2013, Dataram Corporation (the "Company") received a letter from the Listing Qualifications Department of The NASDAQ OMX Group ("NASDAQ") notifying the Company that it was not in compliance with the $2,500,000 stockholders’ equity requirement. The Company has 45 days to submit a plan to regain compliance and if approved will be granted 180 days to execute its plan. NASDAQ's recent letter has no immediate effect on the listing of the Company's common stock on The NASDAQ Capital Market, and its common stock will continue to trade on The NASDAQ Capital Market under the symbol "DRAM."

As part of the Company’s plan to regain compliance, on September 18, 2013, the Company and certain investors entered into a securities purchase agreement (the “Purchase Agreement”) in connection with the Offering, pursuant to which the Company agreed to sell an aggregate of 350,931 shares of its common stock and warrants to purchase a total of 350,931 shares of its common stock to such investors for aggregate gross proceeds, before deducting fees to the Placement Agent and other estimated offering expenses payable by the Company, of approximately $807,000. The common stock and warrants were sold in fixed combinations, with each combination consisting of one share of common stock and one warrant, with each warrant exercisable for one share of common stock. The purchase price was $2.30 per fixed combination. On September 23, 2013 the offering of 350,000 shares and warrants was closed with net proceeds to the company of approximately $750,000 before expenses. The company’s stockholders’ equity at July 31, 2013 after giving effect to the offering exceeds the $2,500,000 requirement.

On or before November 11, 2013, the Company will submit the balance of its plan to the NASDAQ OMX Group for their consideration.

The Company is actively pursuing all available options to regain compliance.

Section 5 - Corporate Governance and Management

Item 5.07 Submission of Matters to Vote of Security Holders.

On September 26, 2013, Dataram held its Annual Meeting of Shareholders. At that meeting, the Shareholders elected Directors for an annual term and ratified the selection of CohnReznick LLP as the Company’s Independent Registered Public Accounting Firm. The results of that voting are as follows:

1. The candidates for the positions of directors have received the following votes and were elected as Directors:

			BROKERS’
	FOR	WITHHELD	NONVOTES

Thomas A. Majewski	173,696	20,820	1,288,020
John H. Freeman	172,845	21,671	1,288,020
Roger C. Cady	165,846	28,670	1,288,020
Rose Ann Giordano	163,844	30,672	1,288,020

2. Votes cast to approve, on an advisory basis, the compensation of the Named Executive Officers of the Company are as follows:

FOR	AGAINST	ABSTAIN
142,652	33,041	18,823

3. Votes cast, on an advisory basis, for the frequency of the advisory vote on executive compensation are as follows:

ONE YEAR:	162,675
TWO YEARS:	5,467
THREE YEARS:	8,557
ABSTAIN:	17,817

4. Ratification of Independent Registered Public Accounting Firm:

			BROKERS’
FOR	AGAINST	ABSTAIN	NONVOTES

1,336,195	67,409	78,932	0

All directors were re-elected by a majority of the votes cast. The Company’s selection of accountants was ratified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

Date: September 30, 2013	By:	/s/ MARC P. PALKER
Marc P. Palker
Chief Financial Officer